Exhibit 7.1


                             Joint Filing Agreement

         The undersigned hereby agree that Amendment No. 1 to the Statement on
Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1 is filed on behalf of each of us.

Date: December 17, 1997

                                  Gold & Appel Transfer, S.A., a British Virgin Islands corporation



                                  By /s/ Walt Anderson
                                     -----------------
                                     Walt Anderson, Attorney-in-Fact for
                                     Gold & Appel Transfer, S.A.


                                  /s/ Walt Anderson
                                  -----------------
                                  Walt Anderson